Exhibit 3.16

EXECUTION COPY

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

SIGECOM, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Sigecora, LLC, an Indiana limited liability company (the “Company” or the “LLC”). dated and effective as of November 30, 2006, is entered into by WOW Finance Merger Sub, LLC, a Delaware limited liability company, as sole member (the “Member”).

WHEREAS, pursuant to the transactions contemplated by that certain Equity Purchase Agreement dated August 10, 2006 by and among WideOpenWest Finance, LLC, the Company and certain other parties thereto, the Company has become wholly owned by the Member as of the date hereof; and

WHEREAS, the Member wishes to amend and restate that certain Amended and Restated Operating Agreement of the Company that was entered into on January 28, 2000 between the Company, Utilicom Networks LLC (f/k/a Utilicom Networks Holdings LLC and Sigecom Holdings, Inc.

NOW, THEREFORE, the Member agrees as follows:

1.             Organisation of the Company. The Company was organized pursuant to the provisions of the Indiana Code (I.C. 23-18, et seq.), as in effect from time to time and any successor thereto (the “Act”) on May 7,1998. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Member and the administration and termination of the LLC will be governed by the Act.

2.             Name. The name of the LLC is “Sigecom, LLC”.

3.             Purpose.   The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

4.             Units: Membership.

i.              The membership interests of the sole Member shall be represented by issued and outstanding units (“Units”), having the rights and privileges set forth in this Agreement.

ii.             The Company hereby authorizes the issuance of Units. As of the date hereof, 100 Units are outstanding as set forth on Schedule 1 (as in effect on the date hereof).

iii.            The Company hereby irrevocably elects that all Units shall be securities governed by Article 8 of the Indiana Uniform Commercial Code (the “UCC”), and shall be represented by certificates and are “certificated securities” as defined in Article 8 of the UCC. Each certificate evidencing Units shall bear the following legend: “This certificate evidences an interest in Sigecom, LLC and shall be a security for purposes of Article 8 of the Indiana Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

5.             Powers.  The Board of Managers of the Company (the “Board”) shall manage the Company in accordance with this Agreement. The actions of the Board taken in such capacity and in accordance with this Agreement shall bind the Company. The names of the initial members of the Board are set forth on the attached Schedule 2.

i.              The Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. Subject to the provisions of this Agreement, the Board shall have general and active management of the business and operations of the Company. In addition, the Board shall have such other powers and duties as may be prescribed by the Member or this Agreement Such duties may be delegated by the Board to officers, agents or employees of the Company as the Board may deem appropriate from time to time.

ii.             The Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a member of the Company. Any officers so designated will have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers, including, without limitation, chairman, chief executive officer, president, vice president, chief operating officer, secretary, assistant secretary, treasurer and assistant treasurer. Each officer will hold office until his or her successor will be duly designated and will qualify or until his or her death or until he or she will resign or will have been removed. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company will be fixed from time to time by the Board or by any officer acting within his or her authority. Any officer may be removed as such, with or without cause, by the Board whenever hi its judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Board. The names of the initial officers of the Company, and their respective titles, are set forth on the attached Schedule 3.

iii.            In the event that any member of the Board designated hereunder resigns, or for any other reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board is to be filled by the Member.

iv.            Members of the Board, in their capacity as such, shall not be entitled to remuneration for acting in the Company business.

6.             Tax Elections.  The taxable year shall be the Fiscal Year. The “Fiscal Year” shall be any year ending on December 31st.

7.             Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following (a) the written consent of the Member, or (b) the occurrence of any other event which terminates the continued membership of the Member in the Company.

8.             Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

9.             Liability of the Board and Members. Neither the Board nor the Member shall have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

10.          Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Indiana, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

WOW FINANCE MERGER SUB, LLC

By:
Name:
Title:

Schedule 1

Members

Name of Member	Address	Number of Units

WOW Finance Merger Sub, LLC	c/o Avista Capital Partners, L.P. 65 East 55th Street, 18th Floor New York, NY 10022	100

	Total:	100

Schedule 2

Members of Board of Managers

Colleen Abdoulah

Steven Cochran

AMENDED AND RESTATED
SIGECOM OMNIBUS AMENDMENT

This Amended and Restated Omnibus Amendment (this “Amendment”) to (i) that certain Loan and Reimbursement Agreement, dated as of May 1, 2006 (the “Loan and Reimbursement Agreement”), by and among WideOpenWest Finance, LLC (“WOW Finance”), its Members (as defined in the Loan and Reimbursement Agreement) and its Operating LLC’s (as defined in the Loan and Reimbursement Agreement), and (ii) that certain Amended and Restated WOW Finance Limited Liability Company Agreement, dated as of May 1, 2006 (the “WOW Finance LLC Agreement”) by and among the members as set forth on Schedule 1 thereto, is entered into as of December 26, 2006 by and among each of the parties set forth on the signature pages hereto (the “Parties”). This Amendment amends and restates in its entirety the Omnibus Amendment, dated as of November 30, 2006 (the “Prior Amendment”), entered into by and among each of the parties set forth on the signature pages hereto.

WHEREAS, WOW Finance, Sigecom, LLC (“Sigecom”), Utilicom Networks LLC (“Utilicom”) and Sigecom Holdings, Inc. (“Sigecom Holdings”, and together with Utilicom, the “Sellers”) have entered into that certain Equity Purchase Agreement dated as of August 10, 2006 (the “Purchase Agreement”) pursuant to which WOW Finance agreed to purchase all of the equity interests of Sigecom from the Sellers (the “Transaction”).

WHEREAS, WOW Finance has assigned its rights under the Purchase Agreement to purchase the equity interests of Sigecom from Sellers to WOW Finance Merger Sub, LLC, a wholly owned subsidiary of WOW Finance (“Merger Sub”).

WHEREAS, in order to consummate the Transaction, WOW Finance has entered into those certain Credit Agreements (as defined in the Loan and Contribution Agreement), dated as of the date hereof, by and among WOW Finance, as Borrower, Credit Suisse, Cayman Islands Branch, as the Administrative Agent and each other party in the signature pages thereto.

WHEREAS, as soon as practicable following the consummation of the Transaction, WOW Finance Merger Sub, LLC shall merge with and into Sigecom, with Sigecom surviving the merger, as contemplated by that certain Agreement and Plan of Merger by and among Sigecom and WOW Finance Merger Sub, LLC (the “Merger”).

WHEREAS, the parties desire to amend the Loan and Reimbursement Agreement as contemplated by Sections 7, 8 and 10 thereof to account for the Transaction.

WHEREAS, the parties desire to amend the WOW Finance LLC Agreement as contemplated by Section 10.2 thereof to add WOW Sigecom, Inc. as a member such agreement.

WHEREAS, certain schedules attached to the Loan and Reimbursement Agreement and WOW Finance LLC Agreement (the “Schedules”) were prepared using calculations based on preliminary estimates of value of the members of WOW Finance and their assets; the members of WOW Finance have now completed and finalized a valuation of their respective assets (the “Final Valuation”); and the parties to the Agreement wish to amend the Loan and Reimbursement Agreement and WOW Finance LLC Agreement such that the Schedules referred to reflect the Final Valuation.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

11.          Amendments to the Loan and Reimbursement Agreement to be effective for the period from May 1, 2006 through and including November 29, 2006:

i.              The amendments described in this Section 1 are to be effective for the period from May 1, 2006 through and including November 29, 2006.

ii.             Amendments to Schedule A of the Loan and Reimbursement Agreement. Schedule A of the Loan and Reimbursement Agreement shall be amended and restated in its entirety as follows:

(1)           WideOpenWest Networks, LLC: 0.00%

(2)           WideOpen West Illinois, LLC: 23.59%

(3)           WideOpenWest Michigan, LLC: 49.07%

(4)           WideOpenWest Ohio, LLC: 20.07%

(5)           WideOpenWest Cleveland, LLC: 7.28%

12.          Amendments to the Loan and Reimbursement Agreement to be effective from and after November 30, 2006:

i.              The amendments described in this Section 2 are to be effective from and after November 30, 2006.

ii.             Amendments to Certain Definitions.  The following definitions as set forth in the Loan and Reimbursement Agreement are hereby amended to include the following:

(A)          “Members” shall include WOW Sigecom, Inc., in addition to those Members set forth on the signature pages thereto.

(B)          “Operating LLC” shall mean Merger Sub, and by operation of the Merger, Sigecom, in addition to each those Operating LLCs set forth on the signature pages thereto.

iii.            Amendments to Section 3 of the Loan and Reimbursement Agreement.  Section 3 of the Loan and Reimbursement Agreement shall be amended and restated in its entirety as follows:

(a)           WOW Illinois hereby irrevocably and unconditionally guarantees to the Borrower the due and punctual payment in full of all of the obligations of WideOpenWest Illinois, LLC and WideOpenWest Michigan, LLC under its Loans (the “WOW Illinois Loan Guarantee”.

(b)           WOW Cleveland hereby irrevocably and unconditionally guarantees to the Borrower the due and punctual payment in full of all of the obligations  of WideOpenWest Cleveland, LLC under its Loan (the “WOW Cleveland Loan Guarantee”).

(c)           WOW Sigecom, Inc. hereby irrevocably and unconditionally guarantees to the Borrower the due and punctual payment in full of all of the obligations of Sigecom, LLC under its Loan (the “Sigecom Loan Guarantee”).

(d)           WOW Ohio (together with WOW Illinois, WOW Cleveland and WOW Sigecom, Inc., the “Parent Guarantors”) hereby irrevocably and unconditionally guarantees to the Borrower the due and punctual payment in full of all of the obligations of WideOpenWest Ohio, LLC under its Loan (the “WOW Ohio Loan Guarantee”, and together with the WOW Cleveland Loan Guarantee, the Sigecom Loan Guarantee and the WOW Illinois Loan Guarantee, the “Loan Guarantees”).

(d)           Amendments to Schedule A of the Loan and Reimbursement Agreement.  Schedule A of the Loan and Reimbursement Agreement shall be amended and restated in its entirety as follows:

(1)           WideOpenWest Networks, LLC:  0.00%

(2)           WideOpenWest Illinois, LLC:  19.96%

(3)           WideOpenWest Michigan, LLC:  41.52%

(4)           WideOpenWest Ohio, LLC:  16.98%

(5)           WideOpenWest Cleveland, LLC: 6.16%

(6)                                 Sigecom, LLC (as successor to WOW Finance Merger Sub, LLC): 15.38%

13.          Amendments to the WOW Finance LLC Agreement.

i.              Effective for the period from May 1, 2006 through and including November 29, 2006, Schedule I of the WOW Finance LLC Agreement shall be amended and restated in its entirety as set forth in Exhibit A attached hereto, and such Exhibit A shall be deemed as Schedule I to the WOW Finance LLC Agreement for all purposes.

(b)           Effective from and after November 30, 2006, Schedule I of the WOW Finance LLC Agreement shall be amended and restated in its entirety as set forth in Exhibit B attached hereto, and such Exhibit B shall be deemed as Schedule I to the WOW Finance LLC Agreement for all purposes.

14.          Miscellaneous.

i.              Incorporation by Reference.  This Amendment, to the extent applicable to each agreement amended herein, incorporates by reference, and is governed by, all of the terms of Sections 9, 10 and 11 of the Loan and Reimbursement Agreement and Article XIII as if such Sections or Article, as the case may be, were set forth in this Amendment.

ii.             Ratification.  Except as amended hereby, the Loan and Reimbursement Agreement and WOW Finance LLC Agreement shall each continue to be in full force and effect and is hereby ratified and confirmed.

iii.            This Amendment shall be deemed effective, and shall supersede the Prior Amendment in its entirety, as of November 30, 2006 as though this Agreement had been entered into in lieu of the Prior Amendment.

*****

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

WideOpenWest Finance, LLC

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Networks, Inc.

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Illinois, Inc.

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Ohio, Inc.

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Cleveland, Inc.

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WOW Sigecom, Inc.

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

Signature Pages to Sigecom Omnibus

Amendment

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

WideOpenWest Networks, LLC

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Illinois, LLC

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Michigan, LLC

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Ohio, Inc.

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

WideOpenWest Cleveland, LLC

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

Sigecom, LLC

By:
Name: D. Craig Martin
Title: Secretary and General Counsel

Signature Pages to Sigecom Omnibus

Amendment

EXHIBIT A

SCHEDULE I

Members

Member	Interests	Subsidiary
WideOpenWest Illinois, Inc.	7,265 Class A Interests	WideOpenWest Illinois, LLC WideOpenWest Michigan, LLC
WideOpenWest Ohio, Inc.	2,007 Class A Interests	WideOpenWest Ohio, LLC
WideOpenWest Cleveland, Inc.	728 Class A Interests	WideOpenWest Cleveland, LLC
WideOpenWest Networks, Inc.	0 Class A Interests	WideOpenWest Networks, LLC
Total	10,000 Class A Interests

EXHIBIT B

SCHEDULE I

Members

Member	Interests	Subsidiary
WideOpenWest Illinois, Inc.	7,265 Class A Interests	WideOpenWest Illinois, LLC WideOpenWest Michigan, LLC
WideOpenWest Ohio, Inc.	2,007 Class A Interests	WideOpenWest Ohio, LLC
WideOpenWest Cleveland, Inc.	728 Class A Interests	WideOpenWest Cleveland, LLC
WideOpenWest Networks, Inc.	0 Class A Interests	WideOpenWest Networks, LLC
WOW Sigecom, Inc.	1,818 Class A Interests	Sigecom, LLC
Total	11,818.00 Class A Interests